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                                                                   EXHIBIT 10.32

                        AMENDMENT TO EMPLOYMENT AGREEMENT

          THIS AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made and entered into as of the 21st day of December, 2004, by and between by and among GBC BANCORP, INC., a Georgia corporation (the "Holding Company"); GWINNETT BANKING COMPANY, a wholly-owned Georgia banking subsidiary of the Holding Company (the "Bank") (collectively, "Employers"); and MICHAEL A. ROY ("Executive").

                                   WITNESSETH:

          WHEREAS, the Holding Company, the Bank, and Executive previously entered into an Employment Agreement effective as of January 1, 2004 (the "Employment Agreement");

          WHEREAS, the parties desire to amend the Employment Agreement to amend certain entitlements and responsibilities of Employers and Executive thereunder.

          NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1. Paragraphs 7(c) and 7(d) of the Employment Agreement shall be deleted and replace with the following new paragraphs 7(c) and 7(d), respectively:

          7(c) Event of Termination in Connection With a Change of Control. If, during the term of this Agreement and within one (1) year immediately following a Change of Control or within six (6) months immediately prior to such Change of Control, Executive's employment with Employers under this Agreement is terminated by an Event of Termination and if Executive faithfully abides by all of the covenants contained in Section 9 of this Agreement, then Employers shall pay to Executive, or in the event of his


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     subsequent death, to his designated beneficiary or beneficiaries, or to his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to two (2) times Executive's Total Compensation paid to Executive during the immediately preceding twelve (12) months, to be paid in equal installments and in accordance with Employers' regular payroll practices for the twenty-four (24) month period following the date of said Event of Termination.

          7(d) Termination of Employment for Good Reason. If (1) during the term of this Agreement and within one (1) year immediately following a Change of Control or within six (6) months immediately prior to such Change of Control, the status, character, capacity, location, or circumstances of Executive's employment as provided in paragraphs 2, 3, 4 and 6 of this Agreement have been materially and adversely altered by Employers, whether by

               (i) any material breach of this Agreement by Employers (including the failure of Bank to comply with paragraphs 2, 3, 4, 5 and 6 of this Agreement);

               (ii) any material and adverse change in the status, responsibilities or prerequisites of Executive;

               (iii) any assignment of duties materially and adversely inconsistent with Executive's position and duties described in this Agreement; or

               (iv) the failure of Employers to assign this Agreement to a successor in interest or the failure of the successor in interest to explicitly assume and agree to be bound by this Agreement, and (2) Executive terminates his employment under this Agreement for that reason and (3) Executive faithfully abides by all of the covenants contained in Section 9 of this


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     Agreement, then Employers shall pay to Executive, or in the event of his subsequent death, his designated beneficiary or beneficiaries, or his estate, as the case may be, as liquidated damages, in lieu of all other claims, a severance payment equal to two (2) times Executive's Total Compensation paid to Executive during the immediately preceding twelve (12) months, to be paid in equal installments and in accordance with Employers' regular payroll practices for the twenty-four (24) month period following the date of said Event of Termination. Notwithstanding anything in this
     Section 7(d) to the contrary, Executive and Employers agree that a mere change in Executive's title(s) with Employers shall not constitute a material and adverse alteration in Executive's status, character, capacity, location, or circumstances of employment with Employers for purposes of this section as long as Executive's underlying duties and responsibilities with Employers are not materially and adversely changed or altered as well.

     2. The remaining provisions of the Employment Agreement shall remain in full force and effect.

     3. This Amendment has been executed and delivered in the State of Georgia, and its validity, interpretation, performance, and enforcement shall be governed by the laws of said State.


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          IN WITNESS WHEREOF, the Holding Company and the Bank have caused this
Amendment to be executed and its seal to be affixed hereunto by its duly authorized officers, and Executive has signed this Amendment, as of the Effective Date.

ATTEST:                                 GBC BANCORP, INC.


/s/ John T. Hopkins III                 By: /s/ Larry D. Key
-------------------------------------       ------------------------------------
Secretary                               Name: Larry D. Key
                                        Title: President

(CORPORATE SEAL)


ATTEST:                                 GWINNETT BANKING COMPANY


/s/ John T. Hopkins III                 By: /s/ Larry D. Key
-------------------------------------       ------------------------------------
Secretary                               Name: Larry D. Key
                                        Title: President

(BANK SEAL)


/s/ Beth R. Tynan                       /s/ Michael A. Roy                (SEAL)
-------------------------------------   ----------------------------------
Witness                                 MICHAEL A. ROY


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